Exhibit 99.2

THOMAS PROPERTIES GROUP, INC. ANNOUNCES

FIRST QUARTER 2009 RESULTS

Thomas Properties Group, Inc. (Nasdaq: TPGI) reported today the results of operations for the quarter ended March 31, 2009.

The results of operations presented in this release include TPGI’s results of operations for the three months ended March 31, 2009 and 2008. The consolidated net loss for the three months ended March 31, 2009 was $(174,000) or $(0.01) per share compared to consolidated net income of $219,000 or $0.01 per share for the three months ended March 31, 2008.

After tax cash flow (a non-GAAP financial measure) for the three months ended March 31, 2009 was $5,381,000 or $0.22 per share compared to after tax cash flow of $6,386,000 or $0.27 per share for the three months ended March 31, 2008. We define after tax cash flow (ATCF) as net income (loss) excluding the following items: noncontrolling interests, income taxes, non-cash charges for depreciation and amortization, amortization of loan costs, non-cash compensation expense, straight-line rent adjustments and fair market value of rent adjustments. ATCF is further described in note (c) to the financial statements below.

The decrease in our ATCF is largely attributable to:

•

Lower revenue resulting from the expiration of 375,000 square feet of the Conrail lease at Two Commerce Square. Two thirds of this space is currently leased at market rates (which are lower than the rates paid by Conrail at expiration) and one third of the space is currently vacant;

•

Higher interest expense, primarily at the Murano condominium project, where interest is expensed in 2009 because we have completed construction of the project but was capitalized during the first quarter of 2008; offset by

•

The recognition of our pro rata share of gain on extinguishment of debt of approximately $4.7 million from the purchase of a portion of the term debt related to the Austin Portfolio and the repayment at a discount of the former partner loan related to the Campus El Segundo land.

Commenting on TPGI’s activities during the quarter, Jim Thomas, Chairman and CEO said, “We and our partners completed the restructuring of the $192.5 million term loan on the Austin Portfolio by jointly committing to fund an additional $60 million to the partnership. This made it possible to reduce the balance of the term loan by buying $80 million face amount of the note for $14 million, and the partnership has approximately $40 million available to it to continue repositioning and leasing the properties according to its business plan through 2013. Effective with this restructuring, we will begin earning asset management fees from all our partners, and each of the partners has a right of first offer to acquire the interests of the other partners.”

“We were also engaged by Korean Air to act as a fee developer for a mixed-use redevelopment plan for the Wilshire Grand Hotel and office site in downtown Los Angeles,” added Mr. Thomas. “We think that now is the time to capitalize on our development and entitlement skills; as a result of this relationship, we will be responsible for redesigning a nearly two-million square foot development in the heart of the city. We believe that there will be an opportunity to develop a major new office building in downtown Los Angeles in the next three to five years and this positions us to participate in developing the best site to take advantage of that opportunity.”

Teleconference and Webcast

TPGI will hold a quarterly earnings conference call on Wednesday, May 6, 2009 at 10:00 a.m. Pacific Time. To participate in the call, dial (800) 573-4752 and (617) 224-4324 internationally, and provide confirmation code 52897644.

A live webcast (listen only mode) of the conference call will also be available at this time. A hyperlink to the live webcast will be available from the Investor Relations section of our website at www.tpgre.com. A replay of the call will be available through May 27, 2009, by calling (888) 286-8010 and (617) 801-6888 internationally, and providing confirmation code 69859310. The replay will also be available on Thomas Properties Group, Inc.’s web site at www.tpgre.com.

The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

About Thomas Properties Group, Inc.

Thomas Properties Group, Inc., with headquarters in Los Angeles, is a full-service real estate company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential, properties on a nationwide basis. The company’s primary areas of focus are the acquisition and ownership of premier properties, property development and redevelopment, and property and investment management activities. The company seeks to capitalize on opportunities for above-average risk-adjusted investment returns from real estate, while managing the volatility associated with the real estate industry, through joint-venture ownership structures. For more information on Thomas Properties Group, Inc., visit www.tpgre.com.

Forward Looking Statements

Statements made in this press release or during the quarterly earnings conference call that are not historical may contain forward-looking statements. Although TPGI believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from TPGI’s expectations include actual and perceived trends in various national and economic conditions that affect global and regional markets for commercial real estate services (including interest rates), the availability of credit and equity investors to finance commercial real estate transactions, our ability to enter into or renew leases at favorable rates, which can be impacted by the financial condition of our tenants, risks associated with the success of our development and property redevelopment projects, general volatility in the securities and credit markets, and the impact of tax laws affecting real estate. For a discussion of some of the factors that may cause our results to differ from management’s expectations, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Factors That May Influence Future Results of Operations” in our Form 10-K for the year ended December 31, 2008, which is filed with the SEC. TPGI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three months ended March 31,
	2009	2008
	(unaudited)
Revenues:
Rental	$7,407	$7,833
Tenant reimbursements	5,951	6,855
Parking and other	775	960
Investment advisory, management, leasing, and development services	1,624	1,708
Investment advisory, management, leasing, and development services - unconsolidated real estate entities	3,901	4,319
Reimbursement of property personnel costs	1,613	1,956
Condominium sales	—	—

Total revenues	21,271	23,631

Expenses:
Property operating and maintenance	6,132	6,008
Real estate taxes	1,774	1,600
Investment advisory, management, leasing, and development services	2,909	3,227
Reimbursable property personnel costs	1,613	1,956
Cost of condominium sales	26	—
Rent - unconsolidated real estate entities	73	65
Interest	6,801	4,077
Depreciation and amortization	3,193	2,771
General and administrative	4,363	4,097

Total expenses	26,884	23,801

Gain on sale of real estate	—	2,519
Gain from early extinguishment of debt	509	—
Interest income	140	1,063
Equity in net income (loss) of unconsolidated real estate entities	3,088	(2,565)

(Loss) income before benefit (provision) for income taxes and noncontrolling interests	(1,876)	847
Benefit (provision) for income taxes	215	(322)

Net (loss) income	(1,661)	525
Net income (loss) attributable to noncontrolling interests of:
Unitholders in the Operating Partnership	218	(347)
Partners in consolidated real estate entities	1,269	41

	1,487	(306)
Net (loss) income attributable to TPGI	$(174)	$219

(Loss) income per share-basic	$(0.01)	$0.01
(Loss) income per share-diluted	$(0.01)	$0.01
Weighted average common shares-basic	24,542,990	23,658,963
Weighted average common shares-diluted	24,542,990	23,658,963
Reconciliation of net (loss) income to EBDT(a):
Net (loss) income	$(174)	$219
Adjustments:
Income tax (benefit) provision	(215)	322
Noncontrolling interests - Unitholders in the Operating Partnership	(218)	306
Depreciation and amortization	3,193	2,771
Amortization of loan costs	85	81
Unconsolidated real estate entities:
Depreciation and amortization	5,072	5,118
Amortization of loan costs	314	296

Earnings before depreciation, amortization and income taxes (b)	$8,057	$9,113

TPGI share of EBDT (b)	$5,158	$5,551

EBDT per share - basic	$0.21	$0.23

EBDT per share - diluted	$0.21	$0.23

Reconciliation of net (loss) income to ATCF(c):
Net (loss) income	$(174)	$219
Adjustments:
Income tax (benefit) provision	(215)	322
Noncontrolling interests - Unitholders in the Operating Partnership	(218)	306
Depreciation and amortization	3,193	2,771
Amortization of loan costs	85	81
Non-cash compensation expense	938	747
Straight-line rent adjustments	254	1,765
Fair market value of rent adjustments	8	(10)
Unconsolidated real estate entities:
Depreciation and amortization	5,072	5,118
Amortization of loan costs	314	296
Straight-line rent adjustments	(457)	(862)
Fair market value of rent adjustments	(367)	(269)

ATCF before income taxes	$8,433	$10,484

TPGI share of ATCF before income taxes (b)	$5,398	$6,386
TPGI income tax expense-current	(17)	—

TPGI share of ATCF	$5,381	$6,386

ATCF per share - basic	$0.22	$0.27

ATCF per share - diluted	$0.22	$0.27

Weighted average common shares-basic	24,542,990	23,658,963
Weighted average common shares-diluted	24,542,990	23,658,963

(a)	EBDT is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define EBDT as net income (loss) excluding the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes to occupancy rates, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs, and provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(b)	Based on an interest in our operating partnership of 64.01% and 60.91% for the three months ended March 31, 2009 and 2008, respectively.

(c)	ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define ATCF as net income (loss) excluding the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; and vii) the adjustment to rental revenue to reflect the fair market value of rents. Management utilizes ATCF data in assessing performance of our business operations in period-to-period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2009	December 31, 2008
	(unaudited)	(unaudited)
ASSETS
Investments in real estate:
Operating properties, net	$277,712	$274,784
Land improvements – development properties	97,760	101,495
Construction in progress	—	1,274
Condominium units held for sale	101,275	101,112

	476,747	478,665

Land held for sale	609	—
Investments in unconsolidated real estate entities	31,860	29,098
Cash and cash equivalents, unrestricted	61,020	69,023
Restricted cash	11,503	16,665
Rents and other receivables, net	4,078	4,452
Receivables from condominium sales contracts, net	9,545	10,485
Receivables from unconsolidated real estate entities	2,610	4,701
Deferred rents	10,350	10,604
Deferred leasing and loan costs, net	14,578	15,018
Other assets, net	26,142	21,724

Total assets	$649,042	$660,435

LIABILITIES AND EQUITY
Liabilities:
Mortgage loans	$255,460	$255,579
Other secured loans	135,074	128,466
Unsecured loan	1,950	3,900
Accounts payable and other liabilities, net	34,051	46,567
Dividends and distributions payable	500	2,377
Prepaid rent	2,454	2,819

Total liabilities	429,489	439,708

Equity:
Stockholders’ equity
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued or outstanding as of March 31, 2009 and December 31, 2008, respectively	—	—
Common stock, $.01 par value, 75,000,000 shares authorized, 25,693,354 and 23,853,904 shares issued and outstanding as of March 31, 2009 and December 31, 2008, respectively	243	238
Limited voting stock, $.01 par value, 20,000,000 shares authorized, 13,813,331 and 14,496,666 shares issued and outstanding as of March 31, 2009 and December 31, 2008, respectively	138	145
Additional paid-in capital	167,678	158,341
Retained deficit and dividends	(27,457)	(26,980)

Total stockholders’ equity	140,602	131,744

Noncontrolling interests
Unitholders in the Operating Partnership	76,447	85,210
Partners in consolidated real estate entities	2,504	3,773

Total noncontrolling interests	78,951	88,983

Total equity	219,553	220,727

Total liabilities and equity	$649,042	$660,435

Contact:	Thomas Properties Group, Inc.
Website: www.tpgre.com
Diana Laing, Chief Financial Officer
213-613-1900